UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2015

Esperion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150 Ann Arbor, MI	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 887-3903

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2015, Esperion Therapeutics, Inc. (the “Company”) elected Scott Braunstein, M.D. to the Board of Directors of the Company.  Dr. Braunstein was elected as a Class III director and will serve until the Company’s annual meeting of stockholders in 2016 or until his successor is duly elected and qualified, and was also appointed to serve on the Company’s Audit Committee.

Dr. Braunstein served as a healthcare portfolio manager at Everpoint Asset Management from 2014 through 2015. Previously, from 2002 to 2014, he worked in various positions at JP Morgan Asset Management, a division of JPMorgan Chase & Co. (NYSE: JPM), most recently as a managing director. While at JP Morgan Asset Management, he covered the small cap health care space and soon transitioned to the large cap pharmaceutical, biotech, and medical device industries for the US Equity team and was responsible for recommending over $10 billion of direct health care investments. Prior to that, he worked at Deutsche Bank from 2000 to 2002 as a health care equity sales specialist and as vice president of operations at Defined Healthcare from 1999 to 2000. He is board certified in Internal Medicine, having completed his residency at the New York Hospital-Cornell Medical Center, and achieved the title of assistant clinical professor of medicine at Columbia University Medical Center. Dr. Braunstein earned his bachelor degree from Cornell University and his medical degree from the Albert Einstein College of Medicine at Yeshiva University. The Company believes that Dr. Braunstein is qualified to serve as a director based on his broad experience in the industry in which it operates.

As a non-employee director, Dr. Braunstein will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation program. There are no arrangements or understandings between Dr. Braunstein and any other person pursuant to which Dr. Braunstein was selected as a director, and there are no transactions between Dr. Braunstein and the Company that would require disclosure under Item 404(a) of Regulation S-K.

In addition, on June 15, 2015, the Company entered into an employment agreement with Mary P. McGowan, M.D. (the “McGowan Agreement”) appointing Dr. McGowan as the Company’s Chief Medical Officer, effective June 15, 2015.

Dr. McGowan served as senior medical director of clinical development (cardiovascular) at Genzyme Corporation, a Sanofi S.A. (NYSE: SAN) company, from 2012 to 2015. Dr. McGowan has also served as a part-time physician and co-director of the Dartmouth-Hitchcock Lipid Clinic since 2013. In 2011 she served as executive director of MedPace Clinics, and from 2004 to 2011 she served as director of the Cholesterol Treatment Center at Concord Hospital. Dr. McGowan also served as director of the Cholesterol Management Center at Catholic Medical Center from 1992 to 2004. Dr. McGowan served as a board member of the National Lipid Association from 2006 to 2011.  She also previously served as the Chief Medical Officer of the Familial Hypercholesterolemia Foundation and was a member of the National Lipid Association’s Expert Panel on Familial Hypercholesterolemia, the New Hampshire Childhood Obesity Expert Panel and New Hampshire board of the American Heart Association.  She has written many articles in peer reviewed journals on lipid metabolism and has authored five books for the lay press, including Heart Fitness for Life (Oxford University Press) and 50 Ways to Lower Your Cholesterol (McGraw-Hill).  Dr. McGowan has also served as a reviewer for the Journal of Clinical Lipidology since 2007. She earned her bachelor’s degree from St. Michaels College and completed medical school and residency training at the University of Massachusetts Medical Center and a fellowship at Johns Hopkins School of Medicine.

Pursuant to the McGowan Agreement, Dr. McGowan will report to the Company’s President and Chief Executive Officer, and her base annual salary will be $375,000. Going forward, Dr. McGowan will be eligible to receive an annual performance bonus targeted at 35% of her base salary, with the actual amount of such bonus, if any, to be determined by the Board of Directors. Dr. McGowan will also be entitled to participate in the benefits and insurance programs generally available to all Company employees.

In connection with her hiring, Dr. McGowan will receive an option to purchase 210,000 shares of the Company’s common stock (with a per-share exercise price equal to the closing price of the Company’s common stock on the NASDAQ Global Market on the date of grant) and 15,000 restricted stock units, each with a 10-year term. Twenty-five percent of the shares underlying the awards will vest on the first anniversary of the grant date with the remaining seventy-five percent to vest quarterly over the subsequent 36-month period, subject to Dr. McGowan’s continued employment with the Company over such period. The stock option and restricted stock units will be granted under the Company’s Amended and Restated 2013 Stock Option and Incentive Plan (the “2013 Plan”).

The McGowan Agreement provides further that, if Dr. McGowan is terminated without cause, she will be entitled to severance as follows: continuation of base salary for nine (9) months and continuation of group health plan benefits for up to nine (9) months to the extent authorized by and consistent with COBRA. “Cause” is as defined in the McGowan Agreement. In the event that such termination without cause or resignation for good reason occurs within a twelve-month period following a sale event (as defined in the

McGowan Agreement), Dr. McGowan will be entitled to receive severance in an amount equal to one times her then-annual base salary, plus her target bonus, payable in a lump sum, and certain health insurance benefits.

The foregoing summary of the McGowan Agreement is qualified in its entirety by reference to the complete text of the McGowan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with Dr. McGowan’s appointment, effective as of June 15, 2015, the Board of Directors of the Company designated Dr. McGowan as an “executive officer” of the Company as such term is defined under Rule 3b-7 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and an “officer” as such term is defined under Rule 16a-1(f) of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, effective June 15, 2015, between the Registrant and Mary P. McGowan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2015	Esperion Therapeutics, Inc.

	By:	/s/ Tim M. Mayleben
Tim M. Mayleben
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, effective June 15, 2015, between the Registrant and Mary P. McGowan.